UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 21, 2019 (October 21, 2019)

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Cool Holdings, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-32217

Maryland	33-0599368
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2001 NW 84th Avenue

Miami, FL 33122
(Address of principal executive offices, including zip code)

(858) 373-1675
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AWSM	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

On October 21, 2019, Cool Holdings, Inc. (the “Company”) offered to holders of debt (the “Notes”) of the Company the right to convert (the “Amendment”) all of the outstanding aggregate principal amount of the Notes, and interest accrued thereon, into shares of common stock or 0% Series A Convertible Preferred stock, as appropriate, of the Company (the “Equity Securities”) at a conversion price of $0.51 per Equity Security (the “Conversion Price”).  The Notes subject to the Amendment represent an aggregate principal amount, and accrued interest, of $16,994,763.65.

The Amendment also amends the exercise price of certain existing warrants (the “Existing Warrants”) held by holders of the Notes to $0.51 per share, and further adjusts the number of warrants outstanding to be equal to the outstanding aggregate principal amount of the Notes held by each holder, divided by the Conversion Price. Where holders of the Notes do not otherwise hold warrants of the Company, the Amendment authorizes the issuance to such holders such number of warrants (the “New Warrants”), exercisable for three-years at the Conversion Price, as is equal to the outstanding aggregate principal amount of the Notes held by such holder divided by the Conversion Price.

Additionally, the Amendment provides that holders of Existing Warrants or New Warrants who exercise their Existing Warrants or New Warrants, as applicable, shall be granted one additional warrant for each exercised Existing Warrant or New Warrant, which shall be exercisable for three years at the Conversion Price.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cool Holdings, Inc.
Date:	October 21, 2019	By:	/s/ Vernon A. LoForti
Vernon A. LoForti
Chief Financial Officer